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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2005

A.D.A.M., Inc.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	000-26962 (Commission File Number)	58-1878070 (IRS Employer Identification No.)
1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia (Address of principal executive offices)		30328 (Zip Code)

Registrant's telephone number, including area code (770) 980-0888

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

        On March 14, 2005, A.D.A.M., Inc. (the "Company") entered into amendments (the "Amendments") to the employment agreements between the Company and each of the Company's Chief Executive Officer and Chairman of the Board, Robert S. Cramer, and the Company's Chief Operating Officer, Kevin S. Noland. The Amendments extend by one year the severance benefits that each of these two officers is entitled to receive in the event of termination by the Company under certain circumstances, including termination without cause or as a result of a disability. The above summary of the Agreements is qualified in its entirety by reference to the text of the Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this report and are hereby incorporated by reference, and by reference to the text of the original employment agreements, copies of which are filed as Exhibits 10.3 and 10.4 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, and to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

ITEM 9.01. Financial Statements and Exhibits.

        The following exhibits are filed with this Report.

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Employment Agreement between the Company and Robert S. Cramer, dated March 14, 2005.
10.2	First Amendment to Employment Agreement between the Company and Kevin S. Noland, dated March 14, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., INC.
	By:	/s/ KEVIN S. NOLAND Kevin S. Noland President and Chief Operating Officer
Dated: March 18, 2005

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  ITEM 1.01. Entry Into a Material Definitive Agreement.
  ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES